                                                                   EXHIBIT 10.01

                      EMPLOYMENT AND CONSULTING AGREEMENT


     THIS EMPLOYMENT AND CONSULTING AGREEMENT (this "Agreement") is made between
                                                     ---------
John M. Carney, Ph.D. ("Dr. Carney") and Centaur Pharmaceuticals, Inc., a
                        ----------
Delaware corporation ("Centaur") effective September 22, 2000.
                       -------

                                 R E C I T A L

     Dr. Carney and Centaur desire to modify the employment relationship between them and provide for certain other matters on the terms and subject to the conditions described in this Agreement.

     N O W,  T H E R E F O R E, the parties hereto hereby agree as follows:

     1. Dr. Carney and Centaur agree that Dr. Carney hereby resigns from all positions he now holds with Centaur, including the position of Chief Technical Officer effective on the date hereof (the "Transition Date"). Dr. Carney
                                           ---------------
previously resigned as a member of the Board of Directors of Centaur.

     2. From the Transition Date through December 31, 2000, Dr. Carney will be a part-time employee of Centaur, and will be responsible for specific tasks to be designated by the Chairman of the Board of Centaur. Dr. Carney's new title will be "Chief Technical Advisor," and he will report to the Chairman of the Board. During this period, Dr. Carney will be provided an office, phones, supplies, computer and support services, and the like in Centaur's Memorex Drive facility. The number of hours of service to be provided to Centaur by Dr. Carney shall be in Centaur's discretion; provided that the number of hours does not exceed the maximum set forth in Section 3. At any time prior to December 31, 2000, Dr. Carney may choose to terminate his part-time employment arrangement with Centaur as set forth in Section 2 and 3 and become a consultant as described in Section 6 below.

     3. Subject to Section 4, Centaur will pay Dr. Carney in the ordinary course on its regular payroll dates through December 31, 2000, as follows:

         (a) Dr. Carney's time commitment to Centaur will be a maximum of full-time during the period from the Transition Date through September 30, 2000. Each semi-monthly payment during this period shall consist of $8,480.80 less applicable deductions.

         (b) Dr. Carney's time commitment to Centaur will be a maximum of 75% time during the period from the October 1, 2000 through December 31, 2000. Each semi-monthly payment during this period shall consist of $6,360.60 less applicable deductions.

Subject to Section 4, Dr. Carney will retain his benefits until December 31, 2000. Dr. Carney acknowledges that he is not entitled to any other payments or amounts from Centaur, except that Centaur (i) will reimburse him for reasonable business expenses incurred in the ordinary course of carrying out his duties, not to exceed $2,000 per month without the advanced written approval of

Centaur, in accordance with Centaur's standard reimbursement policies, and (ii) will pay him for any accrued but unused vacation time upon termination of his employment on December 31, 2000.

     4. If Dr. Carney accepts consulting work (whether paid or unpaid) or part or full time employment (whether paid or unpaid) from a third party, and Centaur reasonably determines that these activities create a direct, competitive conflict with the business of Centaur, then no additional payments will be made and both parties will be released from future employment or consulting obligations to Centaur pursuant to Section 2, 3 and 6. For the purposes of this provision, a direct, competitive conflict shall mean Dr. Carney's working with a company using a technology substantially similar to that of Centaur to pursue applications substantially similar to those pursued by Centaur.

     5. Dr. Carney currently holds stock options to purchase 41,375 shares of Centaur's Common Stock. If Dr. Carney remains an employee from the Effective Date through December 31, 2000, these stock options will continue to vest uninterrupted until December 31, 2000 and will continue to be treated as incentive stock options to the extent permitted by law. Thereafter, all unvested stock options will continue to vest on the same schedule as is currently in place until the end of Dr. Carney's consultancy described in Section 6, but shall be characterized as non-qualified stock options. Dr. Carney acknowledges that he does not have any other rights to acquire any other stock or other equity interest of Centaur. Dr. Carney also acknowledges that to the extent that his stock options are incentive stock options, they must be exercised within 90 days of the termination of his employment to retain such status.

     6. For the period of January 1, 2001 to December 31, 2001, Dr. Carney will become a consultant to Centaur, and will advise Centaur as requested by the Chairman of the Board, on issues of importance to Centaur. The time allotted to these tasks will be determined by mutual agreement between Dr. Carney and Centaur, and the parties acknowledge that there is no understanding that Dr. Carney will be available for any specific amount of time, or that Centaur will utilize Dr. Carney for any minimum period of time. For his consulting time, Dr. Carney will be paid $4,000 per month. When his consulting duties require it, Dr. Carney will also have access to office and support services at Centaur. Centaur will reimburse Dr. Carney for reasonable business expenses incurred in the ordinary course of carrying out his duties, not to exceed $2,000 per month without the advanced written approval of Centaur, in accordance with Centaur's standard reimbursement policies. As a consultant, Dr. Carney shall be an independent contractor and shall be responsible for and pay all taxes applicable to any amounts he receives from Centaur as a consultant. As a consultant, Dr. Carney shall undertake such tasks as are requested by Centaur and the confidentiality and invention assignment provisions of Dr. Carney's Confidentiality Agreement (described below) shall apply to his work as a consultant.

     7. At any time at the request of Centaur, Dr. Carney agrees that he will identify to Centaur and turn over to Centaur all files, memoranda, records (and copies thereof), credit cards, computer disks and other property in Dr. Carney's possession that are the property of Centaur. Dr. Carney further acknowledges that he has previously entered into an Employee Invention Assignment and Confidentiality Agreement effective June 24, 1996 (the "Confidentiality
                                                        ---------------
Agreement") with Centaur, that various provisions thereof are intended to
---------
survive the modification and termination of his employment relationship with Centaur, including, without limitation, the provisions of Sections 6

(Assistance re: Inventions), 8 (Confidentiality) and 11 (Non-Solicitation), and that Dr. Carney will abide by all such obligations.

     8.  Centaur and Dr. Carney each agree not to disparage the other.

     9. EXCEPT FOR THE AGREEMENTS SET FORTH HEREIN, INCLUDING THE CONTINUING OBLIGATIONS OF DR. CARNEY UNDER THE CONFIDENTIALITY AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY FOREVER RELEASES AND DISCHARGES THE OTHER, ITS SUCCESSORS, SUBSIDIARIES, HEIRS, EMPLOYEES, STOCKHOLDERS, OFFICERS, DIRECTORS AND AGENTS, FROM ANY AND ALL CLAIMS, LIABILITIES, EXPENSES, DAMAGES, DEMANDS AND CAUSES OF ACTION, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, WHICH SUCH PARTY HAS OR MAY HEREAFTER HAVE ARISING OUT OF OR IN ANY WAY CONNECTED WITH DR. CARNEY'S EMPLOYMENT OR OTHER RELATIONSHIP WITH CENTAUR, INCLUDING THE RESIGNATION OF HIS ROLES AS CHIEF TECHNICAL OFFICER OF CENTAUR, THROUGH THE DATE HEREOF.

     10. The parties further agree that, upon Centaur's request provided at any time after the date hereof (which request may be made on more than one occasion) and with the consent of Dr. Carney, Centaur and Dr. Carney will enter into a Release Addendum in the form attached hereto as Exhibit A for the purpose of
                                                ---------
extending the effective date of the release set forth herein. If Dr. Carney refuses to consent then Centaur may, at its option, terminate this Agreement and/or unvest 80% of any options held by Dr. Carney that have vested since the date of the most recent release provided by Dr. Carney pursuant to this Agreement, such that those options will not be exercisable by Dr. Carney (or to repurchase at cost any of such options that have been exercised by Dr. Carney); provided that under no circumstances may Centaur unvest or repurchase any option or shares that have vested as of the Effective Date.

     11. Dr. Carney understands and agrees that in consideration of the foregoing, any current or future rights to pursue any and all remedies available in any state or other jurisdiction under any employment or other Centaur-related causes of action, are hereby waived, including without limitation:

         (a) claims of wrongful discharge, defamation, emotional distress, breach of contract, breach of the covenant of good faith and fair dealing; and

         (b) claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the 1964 Civil Rights Act, as amended; the Equal Pay Act of 1963, as amended; the Civil Rights Act of 1866, as amended; and any other laws and regulations relating to employment discrimination.

Notwithstanding any provisions in this Agreement to the contrary, the releases given under this Agreement shall not extend to any rights, claims or causes of action currently unknown to Dr. Carney to the extent hereafter arising with respect to Dr. Carney's rights regarding future medical benefits arising under COBRA.

     12. Each party to this Agreement expressly acknowledges that the releases set forth above are intended to apply to both known and unknown claims, causes of action, etc., and accordingly each party agrees that:

         Each party expressly waives any right or benefit available to him in any capacity under the provisions of section 1542 of the Civil Code of California, which provides:

         "A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW
          OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     13. Dr. Carney hereby acknowledges that he has read and understands the releases set forth in Sections 9 through 12 above (collectively, the "Release")
                                                                      -------
and has executed this Agreement voluntarily and without coercion. Dr. Carney further acknowledges that he was given 21 days within which to consider the Release; that he was advised by Centaur to consult with an attorney of his own choosing concerning the waivers contained in the Release; that he has done so or has had the opportunity to do so and that the waivers made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived. Dr. Carney further acknowledges that the financial and other terms of this Agreement are consideration for the Release.

     Dr. Carney understands that for a period of seven days after signing the Release he has the right to revoke it and that this Agreement, including but not limited to the Release, shall not become effective or enforceable until after those seven days.

     14. The Indemnification Agreement entered into between Dr. Carney and Centaur will continue in full force and effect as to Dr. Carney's role as Advisor and consultant to Centaur.

     15. Dr. Carney represents and acknowledges that he has carefully read and fully understands all of the provisions of this Agreement, which sets forth the entire agreement between the parties. This Agreement supersedes any and all prior agreements or understandings between the parties, including, but not limited to, all corporate policies, practices or procedures pertaining to the subject matter of this Agreement. Dr. Carney represents that he has full authority to enter into this Agreement and that no other person has any claim or interest in the matters described herein, and that this Agreement is binding on himself, his estate, heirs and assigns. Dr. Carney acknowledges that the Consulting Agreement dated March 18, 1992 has previously been terminated, except for the Section 5 (Nondisclosure) and Section 6 (Inventions, Etc.).

     16. Dr. Carney understands and agrees that in the event of a breach of his confidentiality or non-solicitation obligations under this Agreement and/or the Confidentiality Agreement Centaur may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement and the Confidentiality Agreement.

     17. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, excluding that body of law governing conflicts of law.

     18. If one or more provisions of this Agreement or the Confidentiality Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permitted by law, and the balance of this Agreement and the Confidentiality Agreement shall remain in full force and effect and shall be interpreted so as to effect the intent of the parties.

     19. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Centaur and Dr. Carney.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

           Executed at Sunnyvale, California on September 22, 2000.

                                     JOHN CARNEY


                                     By   /s/ John Carney
                                       -----------------------------------------
                                         John Carney

                                     (You may sign on any date not more than
                                     25 days after September 22, 2000 the date that Centaur presents you with this Agreement.)

           Executed at Sunnyvale, California on September 22, 2000.


                           CENTAUR PHARMACEUTICALS, INC.


                                     By:   /s/ Charles R. Engles
                                        ----------------------------------------
                                          Charles R. Engles, Acting Chief
                                                Operating Officer




            [Signature page of Employment and Consulting Agreement]

                                   Exhibit A

                               RELEASE ADDENDUM



     Centaur Pharmaceuticals, Inc. ("Centaur") and John Carney ("Dr. Carney") hereby agree that the Release set forth in Section 9 of that certain Employment and Consulting Agreement dated September 22, 2000 (the "Agreement") shall apply to matters occurring on or before December 31, 2001 [or each earlier date requested by Centaur]. To implement the foregoing, it is agreed that the last four words of Section 9 are hereby amended to read "through December 31, 2001 [or each earlier date requested by Centaur]". All other provisions of the Agreement remain in full force and effect and apply to this Release Addendum, including, without limitation, Section 13 of the Agreement.

CENTAUR PHARMACEUTICALS, INC.


By:
   -----------------------------------   -----------------------------------
   Name:                                 John Carney
   Title:

Date:                                     Date:
     ---------------------------------    -----------------------------------